AVID TECHNOLOGY, INC. 8-K

Exhibit 99.1

Avid Technology Enters into Definitive Agreement to Be Acquired by an Affiliate of STG for $1.4 Billion

Stockholders to Receive $27.05 Per Share in Cash

Transaction Represents 32.1% Premium to Avid’s Unaffected Share Price on May 23, 2023

Avid to Become a Privately Held Company Upon Completion of the Transaction

BURLINGTON, Mass., August 9, 2023 – Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced that it has entered into a definitive agreement to be acquired by an affiliate of STG in an all-cash transaction valuing Avid at approximately $1.4 billion, inclusive of Avid’s net debt. Under the terms of the agreement, Avid stockholders will receive $27.05 in cash for each share of Avid common stock. The cash purchase price represents a premium of 32.1% over the Company’s unaffected closing share price on May 23, 2023, the last full trading day prior to media speculation regarding a potential sale of the Company.

“Since our founding over 30 years ago, Avid has delivered technology that enables individuals and enterprises who create media for a living to make, manage and monetize today’s most celebrated video and audio content across the globe. We are pleased to announce this transaction with STG, who share our conviction and excitement in delivering innovative technology solutions to address our customers’ creative and business needs,” said Jeff Rosica, Avid’s Chief Executive Officer and President. “STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years. This transaction represents the start of an exciting new chapter for Avid, our customers, our partners and our team members and is a testament to the importance of Avid and our solutions in powering the media and entertainment industry.”

John P. Wallace, Chairman of the Avid Board of Directors, said, “This transaction is the result of a comprehensive review of strategic alternatives for Avid. Upon closing, this transaction will deliver immediate, significant and certain value to our stockholders. After carefully evaluating a variety of options, the Board determined that this transaction is in the best interests of Avid and its stockholders.”

William Chisholm, Managing Partner of STG added, “STG has admired Avid’s heritage as a category creator and pioneer in the media and entertainment software market for many years. We are excited to partner with Jeff and the management team to build on the Company’s history of delivering differentiated and innovative content creation and management software solutions. We look forward to leveraging our experience as software investors to accelerate Avid’s growth trajectory with a deep focus on technological innovation and by delivering enhanced value for Avid’s customers.”

Transaction Details

The transaction was unanimously approved by Avid’s Board of Directors and is expected to close during the fourth quarter of 2023, subject to Avid stockholder approval, regulatory approvals and other customary closing conditions. The transaction will be financed through a combination of equity and debt financing and is not subject to a financing condition. Upon completion of the transaction, Avid will become a privately-held company, and its common stock will no longer be traded on Nasdaq.

For further information regarding the terms and conditions contained in the definitive transaction agreement, please see Avid’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission in connection with the transaction.

Second Quarter 2023 Results

Avid today will announce its financial results for the second quarter of 2023, which ended on June 30, 2023. The press release will be available on the Investor Relations section of the company’s website and the website of the U.S. Securities and Exchange Commission. In light of today’s announced transaction, Avid is cancelling its previously scheduled earnings conference call.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Avid, and Sidley Austin LLP is serving as legal counsel. Rothschild & Co is serving as financial advisor to STG, and Paul Hastings LLP is serving as legal counsel to STG. Sixth Street Partners and Silver Point are providing committed debt financing in support of the transaction.

Avid Powers Greater Creators

People who create media for a living become greater creators with Avid’s award-winning technology solutions to make, manage and monetize today’s most celebrated video and audio content—from iconic movies and bingeworthy TV series, to network news and sports, to recorded music and the live stage. What began more than 35 years ago with our invention of nonlinear digital video editing has led to individual artists, creative teams and organizations everywhere subscribing to our powerful tools and collaborating securely in the cloud. We continue to re-imagine the many ways editors, musicians, producers, journalists and other content creators will bring their stories to life. Discover the possibilities at avid.com and join the conversation on social media with the multitude of brilliant creative people who choose Avid for a lifetime of success.

About STG

STG is a private equity partner to market-leading companies in data, software, and analytics. The firm brings experience, flexibility, and resources to build strategic value and unlock the potential of innovative companies. Partnering to build customer-centric, market-winning portfolio companies, STG creates sustainable foundations for growth that bring value to existing and future stakeholders. The firm is dedicated to transforming and building outstanding technology companies in partnership with world-class management teams. STG’s expansive portfolio has consisted of more than 50 global companies. For more information, please visit www.STG.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the expectations of Avid (the “Company”) regarding the benefits of the proposed transaction and the anticipated timing of the consummation of the proposed transaction. These statements are based on the Company’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s plans, business relationships, operating results and operations; (v) potential difficulties retaining employees as a result of the announcement and pendency of the proposed transaction; (vi) the response of customers, channel partners and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and other reports and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this press release. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Avid (the “Company”), Artisan Bidco, Inc. (“Parent”) and Artisan Merger Sub, Inc., whereby the Company would become a wholly-owned subsidiary of Parent. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at https://ir.avid.com or by mail to Avid Technology, Inc. 75 Blue Sky Drive, Burlington, MA 01803, Attention: Whit Rappole, Investor Relations.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 28, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above.  Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Contacts:

Avid

Investors:

ir@Avid.com

Media:

JimSheehan@Avid.com

Danya Al-Qattan/Ben Spicehandler/Warren Rizzi

FGS Global

Avid@fgsglobal.com

STG

Media:

Gloria Consola

pr@STG.com

650-935-9500